                                                                      Exhibit 24
                                POWER OF ATTORNEY
                         FOR EXECUTING FORMS 3, 4 AND 5

Know all by these present, that the undersigned hereby constitutes and appoints each of Thomas L. Carter, Jr., Marc Carroll, and Steve Putman, individually, the undersigned's true and lawful attorney-in-fact, with respect to the undersigned's beneficial ownership of securities of Black Stone Minerals, L.P., to:

    (1) execute for and on behalf of the undersigned Forms 3, 4 and 5 (including amendments thereto) in accordance with Section 16(a) of the Securities
        Exchange Act of 1934 and the rules thereunder;

    (2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form
        3, 4 or 5, complete and execute any amendment or amendments thereto, file such Form with the United States Securities and Exchange Commission and any stock exchange or similar authority, and provide a copy as required by law or advisable to such persons as the attorney-in-fact deems appropriate; and

    (3) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of
        Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or the attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming (nor is Black Stone Minerals, L.P., Black Stone
Minerals GP, L.L.C. nor any of their affiliates assuming) any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.

The undersigned agrees that each such attorney-in-fact may rely entirely on information furnished orally or in writing by or at the direction of the undersigned to the attorney-in-fact. The undersigned also agrees to indemnify and hold harmless Black Stone Minerals, L.P., Black Stone Minerals GP, L.L.C.
and each of their affiliates and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omissions of necessary facts in the information provided by or at the direction of the undersigned, or upon the lack of timeliness in the delivery of information by or at the direction of the undersigned, to that attorney-in fact for purposes of executing, acknowledging, delivering or filing any Form 3, 4 or 5 (including any amendment thereto) and agrees to reimburse Black Stone Minerals, L.P., Black Stone Minerals GP, L.L.C.
and each of their affiliates and the attorney-in-fact on demand for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by Black Stone
Minerals, L.P., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

/s/ John H. Longmaid
-------------------------------
Signature

John H. Longmaid
-------------------------------
Type or Print Name

4/30/2015
-------------------------------
Date